UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Financing Commitment Letter

On March 3, 2009, the Company, Hexion LLC and certain entities affiliated or associated with Apollo Global Management, LLC (the “Apollo Investors”) entered into a commitment letter (the “Commitment Letter”) in furtherance of the Apollo Investors’ obligations under that certain Settlement Agreement and Release, dated December 14, 2008, entered into in connection with the settlement of certain litigation arising from or related to the Agreement and Plan of Merger, dated as of July 12, 2007, among the Company, Nimbus Merger Sub Inc. (a wholly owned subsidiary of the Company), and Huntsman Corporation (the “Huntsman Settlement”). Apollo Global Management LLC and the Apollo Investors are affiliates of the controlling unitholders of Hexion LLC. Pursuant to the Commitment Letter, the Apollo Investors have committed to purchase $200 million in preferred units and warrants of Hexion LLC by December 31, 2011. Hexion LLC and the Company will have the right to require the Apollo Investors to purchase all or a portion of the preferred units and warrants prior to December 31, 2011 to satisfy certain financial covenants applicable to the Company. Dividends on the preferred units will accrue at a rate per annum equal to 8% and are payable in cash when, if and as declared by Hexion LLC. The warrants are exercisable for 28,785,932 common units of Hexion LLC at an exercise price of $0.01 per common unit. Hexion LLC has agreed to contribute to the Company all proceeds from the sale of the preferred shares and warrants, on an after-tax basis and net of any direct costs or expenses related thereto.

In addition, prior to the purchase by the Apollo Investors of all the preferred shares and warrants. the Apollo Investors have committed to provide liquidity facilities to Hexion LLC (or directly to the Company if so directed by Hexion LLC) on an interim basis (including the New Credit Facility described below). The aggregate liquidity facilities outstanding, together with the purchase price for any purchased preferred shares and warrants, will at no time exceed $200 million.

The Commitment Letter is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing summary of the Commitment Letter is qualified in its entirety by reference thereto.

New Credit Facility

On March 3, 2009, the Company, as U.S. Borrower, and Borden Luxembourg S.à r.l., a wholly owned subsidiary of the Company, as Foreign Borrower, and the Apollo Investors, as Lenders, entered into a $100 million term loan credit agreement with a maturity date of December 31, 2011 (the “New Credit Facility”). The key terms of the New Credit Facility are as described below.

The New Credit Facility consists of a $100 million term loan maturing on December 31, 2011. It is expected that $80 million will be borrowed by the Company and $20 million will be borrowed by the Foreign Borrower. The Company and the Foreign Borrower will use the proceeds of the term loan, which is contemplated in the Commitment Letter described above, for general corporate purposes, among other things.

Scheduled Amortization Payments and Mandatory Prepayments

The New Credit Facility does not provide for any scheduled amortization prior to the final maturity date.

In the event that the Company would otherwise breach the maximum senior secured bank leverage ratio covenant under the Company’s senior secured credit facilities, the New Credit Facility requires the Company and the Foreign Borrower to prepay outstanding term loans in an amount which, following application of such prepayment by the Lenders under the New Credit Facility to acquire preferred units and warrants of Hexion LLC pursuant to the Commitment Letter, and the subsequent contribution of such proceeds by Hexion LLC to the Company’s equity capital, will be sufficient (or if insufficient, up to the entire amount of the loans) to cure such breach.

Voluntary Prepayments

The Company can voluntarily prepay loans under the New Credit Facility at any time without premium or penalty.

Interest and Applicable Margins

The interest rate with respect to term loans to the Company and to the Foreign Borrower under the New Credit Facility are based on adjusted LIBOR plus 2.25%.

Overdue amounts owing under the New Credit Facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Guarantees and Collateral

The New Credit Facility ranks equally in right of payment with all of the Company’s and the Foreign Borrower’s existing and future senior indebtedness and ranks senior in right of payment to all of the Company’s and the Foreign Borrower’s existing and future subordinated indebtedness. The New Credit Facility has no underlying assets to secure the payment of principal or interest related thereto.

Covenants

The New Credit Facility contains no covenants.

Events of Default

Events of default under the New Credit Facility consist of the following: misrepresentations, nonpayment, breach of agreements, and occurrence of any event of default under the indenture that governs the Second-Priority Senior Secured Notes.

The Credit Agreement governing the New Credit Facility is included as Exhibit 10.2 hereto and is incorporated by reference herein. The foregoing summary of the New Credit Facility is qualified in its entirety by reference thereto.

Indemnification Agreement

On March 3, 2009, the Company, Hexion LLC and Nimbus Merger Sub Inc., on the one hand, and certain affiliates of Apollo Management, L.P., on the other hand, entered into an Indemnification Agreement (the “Indemnification Agreement”). The Indemnification Agreement contains cross indemnifications, releases and covenants not to sue with respect to the parties’ potential obligations to make future payments in connection with certain Huntsman Settlement payments.

The Indemnification Agreement is included as Exhibit 10.3 hereto and is incorporated by reference herein. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference thereto.

Item 2.02	Results of Operations and Financial Condition

On March 3, 2009, Hexion Specialty Chemicals, Inc. issued a News Release announcing its financial results for fourth quarter and fiscal year 2008. A copy of the News Release is furnished as Exhibit 99.1 to this current report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Commitment Letter, dated March 3, 2009, among Hexion Specialty Chemicals, Inc., Hexion LLC, Euro V (BC) S.à r.l., Euro VI (BC) S.à r.l. and AAA Co-Invest VI (EHS-BC) S.à r.l.

Exhibit 10.2	Credit Agreement, dated as of March 3, 2009, among Hexion Specialty Chemicals, Inc., as U.S. Borrower, and Borden Luxembourg S.à r.l., as Foreign Borrower, and Euro V (BC) S.à r.l., Euro VI (BC) S.à r.l. and AAA Co-Invest VI (EHS-BC) S.à r.l, as Lenders.

Exhibit 10.3	Indemnification Agreement, dated March 3, 2009 among Hexion Specialty Chemicals, Inc., Hexion LLC, and Nimbus Merger Sub Inc., on the one hand, and Apollo Management L.P., Apollo Global Management, LLC, and certain of their affiliates, on the other hand.

Exhibit 99.1	News Release, dated March 3, 2009, announcing Hexion Specialty Chemicals, Inc.’s financial results for fourth quarter and fiscal year 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: March 3, 2009

	By:	/s/ William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter, dated March 3, 2009, among Hexion Specialty Chemicals, Inc., Hexion LLC, Euro V (BC) S.à r.l., Euro VI (BC) S.à r.l. and AAA Co-Invest VI (EHS-BC) S.à r.l.

10.2	Credit Agreement, dated as of March 3, 2009, among Hexion Specialty Chemicals, Inc. as U.S. Borrower, and Borden Luxembourg S.à r.l., as Foreign Borrower, and Euro V (BC) S.à r.l., Euro VI (BC) S.à r.l. and AAA Co-Invest VI (EHS-BC) S.à r.l, as Lenders.

10.3	Indemnification Agreement, dated March 3, 2009 among Hexion Specialty Chemicals, Inc., Hexion LLC, and Nimbus Merger Sub Inc., on the one hand, and Apollo Management L.P., Apollo Global Management, LLC, and certain of their affiliates, on the other hand.

99.1	News Release dated March 3, 2009 titled “Hexion Specialty Chemicals Reports Fourth Quarter and Fiscal Year 2008 Results.”